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                                                                   EXHIBIT 99.12


                         CERTIFICATE OF REPRESENTATIONS
                                       OF
                             ELASTIC NETWORKS INC.

         Reference is hereby made to that certain Agreement and Plan of Merger (the "Agreement") made and entered into as of _________ __, 2001, by and among PARADYNE NETWORKS, INC. ("Phoenix"), a corporation organized and existing under the laws of Delaware, PHOENIX MERGER SUB INC., a corporation organized and existing under the laws of Delaware, and a wholly owned direct subsidiary of Phoenix ("Merger Sub"), and ELASTIC NETWORKS INC. ("Emerald"), a corporation organized and existing under the laws of Delaware, which sets forth the terms and conditions of the merger of Merger Sub with and into Emerald (the "Merger"). All capitalized terms used herein without definition shall have the meanings specified in the Agreement, and unless otherwise specified, all section references herein are to the Internal Revenue Code of 1986, as amended (the "Code").

         Emerald submits this certificate to be relied upon by Alston & Bird LLP and Hunton & Williams in connection with the rendering of opinions with respect to certain of the tax consequences of the Merger. Emerald hereby certifies that each of the following facts and representations are true, correct, and complete on the date hereof and will be true, correct and complete on the date the Merger is consummated (the "Effective Time"), unless and until Emerald notifies Alston & Bird LLP and Hunton & Williams to the contrary in writing prior thereto. Emerald acknowledges that the tax opinions of Alston & Bird LLP and Hunton & Williams may not be relied upon if any of the facts or representations contained in this certificate should prove to be inaccurate or incomplete in any material respect.

         1. The fair market value of the Phoenix stock and any other consideration received by each stockholder of Emerald in the Merger will be approximately equal to the fair market value of the Emerald stock surrendered in exchange therefor.

         2. In the Merger, shares of Emerald stock representing Control of Emerald will be exchanged solely for voting stock of Phoenix. For purposes of this certificate "Control" means ownership of at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other outstanding class of stock. For purpose of this representation, shares of Emerald stock exchanged for cash or other property originating with Phoenix, including cash paid to dissenting stockholders, if any, will be treated as outstanding shares of Emerald stock as of the Effective Time.

         3. Immediately following the Merger, Emerald will hold at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets held immediately prior to the Merger, and to its knowledge, at least ninety percent (90%) of the fair market value of Merger Sub's net assets and at least seventy percent (70%) of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Emerald or Merger Sub to dissenters, if any, amounts paid by Emerald or Merger Sub to stockholders who receive cash or

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other property in the Merger, amounts used by Emerald or Merger Sub to pay reorganization expenses, and all redemptions of stock and distributions with respect to stock (except for regular, normal dividends consistent with Emerald's historic dividend practice) made by Emerald immediately prior to the Merger, or otherwise in connection with the Merger, will be included as assets of Emerald or Merger Sub, respectively, held immediately prior to the Merger. In addition, assets disposed of by Emerald in contemplation of the Merger will be considered assets held by Emerald immediately prior to the Merger.

         4. Neither Emerald nor any Emerald Related Party has redeemed or acquired any Emerald stock during the three (3) year period prior to the Merger. For purposes of this certificate, an Emerald Related Party is (i) any corporation in which at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote or at least fifty percent (50%) of the value of all classes of stock is or was owned directly or indirectly by Emerald, and (ii) any entity that is treated as a partnership for federal income tax purposes in which Emerald or any entity described in (i) owns any interest directly or indirectly.

         5. During the three (3) year period prior to the Merger, neither Emerald nor any Emerald Related Party has made any distribution with respect to the outstanding Emerald stock other than regular, normal dividends consistent with Emerald's historic dividend practice.

         6. Emerald has no plan or intention to issue additional shares of its stock that would result in Phoenix losing Control of Emerald.

         7. Emerald and its stockholders have paid and will pay their respective expenses, if any, incurred in connection with the Merger, except as provided for in Sections 3.6 and 10.3 of the Agreement.

         8. There is no indebtedness existing between (a) Emerald or any subsidiary of Emerald and (b) Phoenix, Merger Sub, or any other subsidiary of Phoenix that was issued was acquired or will be settled at a discount.

         9. At the Effective Time, Emerald will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Emerald that, if exercised or converted, would affect Phoenix's acquisition or retention of Control of Emerald.

         10. The Emerald Common Stock is the only class of stock outstanding of Emerald.

         11. Emerald is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a similar case within the meaning of
Section 368(a)(3)(A) or a receivership, foreclosure, or similar proceeding in a federal or state court.

         12. At the Effective Time, the fair market value of the assets of Emerald will equal or exceed the sum of its liabilities, plus the amount of the liabilities, if any, to which the assets are subject.

         13. None of the compensation received, or to be received, by any stockholder-employees of Emerald will be separate consideration for, or allocable to, any of their shares of Emerald stock; none of the shares of Phoenix stock received by any stockholder-employees in the Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employees of Emerald will be for services actually


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rendered, or to be rendered, and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         14. Emerald is not an investment company. For purposes of the foregoing, an "investment company" is a corporation that is a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the value of whose total assets are stock and securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment. In making the fifty percent (50%) and eighty percent (80%) determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding. In determining total assets, there shall be excluded cash and cash items (including receivables), government securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of ceasing to be an investment company.

         15. At all times during the five-year period ending at the Effective Time of the Merger, the fair market value of all of Emerald's United States real property interests was and will have been less than fifty percent (50%) of the total fair market value of (a) its United States real property interests, (b) its interests in real property located outside the United States, and (c) its other assets used or held for use in a trade or business. For purposes of the preceding sentence, (x) United States real property interests include all interests (other than an interest solely as a creditor) in real property and associated personal property (such as movable walls and furnishings) located in the United States or the Virgin Islands and interests in any corporation (other than a controlled corporation) owning any United States real property interest, (y) Emerald is treated as owning its proportionate share (based on the relative fair market value of its ownership interest to all ownership interests) of the assets owned by any controlled corporation or any partnership, trust, or estate in which Emerald is a partner or beneficiary, and
(z) any such entity in turn is treated as owning its proportionate share of the assets owned by any controlled corporation or any partnership, trust, or estate in which the entity is a partner or beneficiary. As used in this representation, "controlled corporation" means any corporation at least fifty percent (50%) of the fair market value of the stock of which is owned by Emerald, in the case of a first-tier subsidiary of Emerald or by a controlled corporation, in the case of a lower-tier subsidiary.

         16. Neither Emerald nor any of its subsidiaries has been a party to a distribution of stock qualifying for tax-free treatment (i) in the two years prior to the Effective Time, or (ii) in a distribution which is part of the plan (or series of related transactions) in conjunction with the Merger.



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         17.      The Agreement (including all exhibits and schedules attached thereto) represents the entire understanding of Emerald with respect to the Merger.

                  IN WITNESS WHEREOF, Emerald has caused this certificate to be duly executed this __th day of _________, 2001.


                                       ELASTIC NETWORKS INC.


                                       By:
                                                -------------------------------
                                       Name:
                                                -------------------------------
                                       Title:
                                                -------------------------------